EXHIBIT 99.1

BARZEL INDUSTRIES INC. ANNOUNCES
SECOND FISCAL QUARTER 2009 RESULTS

Norwood, MA (July 21, 2009) — Barzel Industries Inc. (“Barzel” or the “Company”) (NASDAQ:  TPUT, TPUTW) today announced financial and operating results for the second fiscal quarter ended May 30, 2009. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended November 29, 2008 and the Company’s Second Quarter Report on Form 10-Q for the quarter ended May 30, 2009 that was filed July 20, 2009 with the Securities and Exchange Commission.

Second Fiscal Quarter Financial Position and Cash Flow Highlights

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Net cash provided by operating activities year to date was $4.4 million, driven primarily from a positive source of cash provided by lower working capital requirements for inventory and accounts receivable that offset cash operating losses.

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Net cash provided by investing activities was $9.0 million, driven by proceeds from asset sales of $19.5 million offset by $10.5 million in capital expenditures, including $5.2 million for the completion of our A53 pipe expansion at our Morrisville, Pennsylvania structural tubing facility, $1.6 million for the purchase of the real property in Baie D’Urfe, Quebec, on which our existing tubular products is situated, and $3.7 million for various tooling and equipment.

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On May 30, 2009, our total long-term debt was $315.0 million (representing $315.0 million of Senior Secured Notes and $0 drawn on the ABL Credit Facility).  Cash and cash equivalents were $5.1 million (or a net debt of $309.9 million).

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On July 17, 2009, we and the holders of our 11.5% Senior Secured Notes due 2015 (the “Notes”) entered into an amendment to the Deferral Agreement, under which the $18.1 million interest payment due on August 14, 2009 pursuant to the Notes and the Deferral Agreement was further deferred until October 13, 2009.  No default or event of default under the Indenture occurred by reason of such deferral.

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On July 17, 2009, we entered into Amendment No. 3 (“Amendment No. 3”) to the ABL Credit Agreement, providing up to an additional $6.0 million of liquidity to the Company based on its current business plan. Under Amendment No. 3, the availability block was reduced to $1.5 million providing availability under the ABL Credit Agreement of up to $18.5 million.

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Administrative and general expenses for the second fiscal quarter of 2009 included $2.3 million associated with debt refinancing costs and related recapitalization activities.  Excluding these expenses, Administrative and general expenses have declined by 28.9% when compared to the comparable six-month period in 2008.

Barzel’s CEO, Mr. De Gasperis, commented, "The challenging global economic climate has negatively affected our second fiscal quarter results.  Persistent price declines through May, resulting from lower demand, have impacted all of our lines of business, with tubular products experiencing the most significant pricing pressure.  We believe we have seen the bottom of our revenue declines in May as our June revenues have increased significantly, including announced price increases in tubular and distributed products.  Our daily shipment rates for revenue are up 25.2% from the trough second quarter rate and our June gross margin contribution is approximately 30.0%, reflecting higher shipping rates and lower costs of materials.  We will build on these improvements as the introduction of our new A53 pipe line will contribute significantly to the growth of our company over the next two years.”

Actions to Reduce Operating Expenses and Improve Liquidity

In light of the severity and the rapid onset of the recession, we initiated additional actions to improve our liquidity and further reduce our operating expenses, including further reductions in labor expense through reduced work hours, layoffs, additional severances and salary reductions, with our most senior executives taking the largest reductions.  We have contained and are reducing further our spending for consumables and other plant expenses.  We have also deferred certain non-critical projects and have identified for sale certain other surplus assets.  We believe these actions will contribute an additional $15.0 million in cash savings, primarily from a reduction in annual operating expenses in fiscal 2009 as compared to fiscal 2008.  These savings began in May 2009.

As of May 30, 2009, the aggregate eligible assets in our borrowing base totaled $24.9 million (representing the sum of the U.S. borrowing base and the Canadian borrowing base), of which $0.9 million was utilized for letter of credit obligations.  There were no borrowings outstanding under the ABL Credit Facility as of May 30, 2009.

Mr. De Gasperis continued, “We are also pleased that substantially all of our key trading partners have supported the supply chain throughout this difficult period and we look forward to even stronger collaboration as our business begins operating at higher utilization levels.  We are also appreciative that our stakeholders have extended the necessary liquidity for ensuring stability throughout the recapitalization process.  We are actively engaged in the recapitalization process and look forward to the timely completion of that process in the late third fiscal quarter of 2009 or early fourth fiscal quarter of 2009.”

Outlook

We expect our volumes in the third fiscal quarter of 2009 to be higher than the second fiscal quarter of 2009, as a result of our sales efforts, particularly in our structural tubing, A53 pipe, manufacturing and distribution businesses. We have already begun experiencing significant increases in toll processing during the first two weeks of July as automotive producers increase production in the U.S. and Canada.  Overall, our third fiscal quarter of 2009 is expected to result in increased revenue, significantly lower cost of sales, and lower operating expenses when compared to our second fiscal quarter of 2009.  Actions taken in the first six months of fiscal 2009 have resulted in an annual reduction of operating expenses of approximately $15.0 million as compared to 2008.  The additional actions discussed above to reduce operating expenses further began contributing an additional $15.0 million in cash savings, primarily from a reduction in annual operating expenses, in May 2009. We also believe that these actions, coupled with increasing sales should return the Company to a net operating profit rate by the end of the year.

Conference Call Details

Barzel’s conference call with investors and analysts will be held on Tuesday, July 21, 2009 at 10:00 a.m. Eastern Daylight Time.

The dial-in telephone numbers for the investor and analysts call are:

North American Toll Free Dial-In Number:   1-866-544-4625
International Dial-In Number:   1-416-849-2726

A digital recording of the conference call will be available for replay four hours after the call’s completion.  The date range for playback availability is listed below.

Website:   http://recording.vestavideo.com/barzel.htm
Availability:   July 21, 2009 – August 31, 2009

More About Barzel Industries Inc.

Headquartered in Norwood, Massachusetts, with operational hubs in Mississauga, Ontario and Montreal, Quebec, we operate a network of 15 manufacturing, processing and distribution facilities in the United States and Canada. Through an innovative management system that includes close statistical monitoring and analysis of our plant capabilities, we service our customers with speed, quality and reliability.  With a long tradition of quality service, we offer a wide range of metal processing solutions to a variety of industries, from construction and industrial manufacturing to transportation, infrastructure development and mining.  Our systemic approach has enabled us to become a well-diversified, multi-process provider of value-added services. We believe we are one of only two independent continuous process picklers in Canada.  For additional information on Barzel, visit its website at http://www.barzel.com.

Forward-Looking Statements

This press release and any related calls or discussions may contain forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements.  Forward-looking statements include statements about matters such as: future prices and sales of and demand for our products and our customers’ products; future changes in production capacity in our operations and our customers’ operations; future costs of materials and production and future overhead costs; productivity, business process and operational initiatives, and their impact on us; industry market conditions and anticipated changes in our position in markets we serve; future employment and contributions of personnel; employee relations and collective bargaining agreements; tax rates; capital expenditures and their impact on us; nature and timing of restructuring charges and the impact thereof; interest rate and exchange rate management activities; deleveraging activities; rationalization, restructuring, strategic alliance, raw material and supply chain, investment, acquisition, consulting, operational, tax, financial and capital projects; legal proceedings and contingencies; environmental compliance; offerings, sales and other actions regarding debt or equity securities; debt restructuring activities and the need therefor and impact thereof; and future asset sales, costs, working capital, revenues, business opportunities, debt levels, cash flows, cost savings and reductions, margins, earnings and growth.  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our SEC filings and the following: the current global economic downturn and capital market weakness; the current weakness in the automotive, transportation, manufacturing and construction industries in the United States and Canada; our substantial indebtedness and the impact such indebtedness may have on the way we operate our business; the possibility that the recession, our operating performance and operating prospects, and capital market conditions will limit our ability to timely meet our debt service obligations, comply with debt covenants, obtain necessary financing or refinancing or restructure indebtedness or our debt service obligations on acceptable terms or at all; potential inability to continue to comply with government regulations; adoption of or changes in legislation or regulations adversely affecting our businesses; changes in the United States or other monetary or fiscal policies or regulations in response to the recent capital markets and economic crises; changes in the financial stability of our major customers or in demand for our products and services; interruptions in our production capabilities due to unexpected equipment failures; fluctuation of prices for steel and other raw materials; changes in generally accepted accounting principles; geopolitical events; competition; industry consolidation; potential inability to implement our business strategies; currency risks; potential inability to grow revenues organically; potential inability to attract and retain key sales, marketing and operations management professionals; interruptions in supply of critical raw materials due to credit or other limitations imposed by suppliers; assertion of claims, lawsuits and proceedings against us; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC or to continue listing of our securities on Nasdaq; geographic concentration; work stoppages or potential inability to renegotiate labor contracts when they expire; and outsourcing by our customers to overseas facilities. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities.  All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.  We undertake no obligation to publicly update or revise any forward-looking statement.

Contact:

Barzel Industries Inc.
Karen G. Narwold, Esq.
Vice President, Strategic Counsel
Office: (781) 619-1450
Cell: (917) 207-7924

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BARZEL INDUSTRIES INC. AND SUBSIDIARIES

The following tables set forth a reconciliation of certain non-GAAP financial measures to the comparable GAAP financial measures.  Such GAAP measures are derived from the consolidated financial statements of Barzel Industries Inc. and subsidiaries included in the quarterly report on Form 10-Q for the quarter ended May 30, 2009 filed by Barzel Industries Inc., which should be considered in connection with any consideration of such non-GAAP measures.

Net Debt Reconciliation
(Dollars in Millions)
(Unaudited)
	May 30, 2009	November 29, 2008
ABL credit facility	$-	$33.8
Senior secured notes	315.0	315.0
Long-term debt	$315.0	$348.8

Less:
Cash and cash equivalents	5.1	25.3
Net debt	$309.9	$323.5

NOTE ON NET DEBT RECONCILIATION:  Net debt is a non-GAAP financial measure that the Company calculates according to the schedule above, using GAAP amounts from the Consolidated Financial Statements.  The Company believes that net debt is generally accepted as providing useful information regarding a company's indebtedness and that net debt provides meaningful information to investors to assist them to analyze leverage.  Management uses net debt as well as other financial measures in connection with its decision making activities.  Net debt should not be considered in isolation or as a substitute for total debt or total debt and other long term obligations calculated in accordance with GAAP.  The Company’s method for calculating net debt may not be comparable to methods used by other companies.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

BARZEL INDUSTRIES INC. AND SUBSIDIARIES

Adjusted EBITDA Reconciliation

(Dollars in Millions)

(Unaudited)

	Q1 2009	Q2 2009	2009 YTD	Q2 2008	2008 YTD	Notes
Net loss, as reported	$(30.8)	$(31.3)	$(62.1)	$(4.4)	$(12.3)
Add back:
Interest expense, net	9.6	10.1	19.7	11.5	22.1
Other expense, net	-	1.3	1.3	-	-
Depreciation and amortization	4.6	4.4	9.0	6.0	11.2	(1)
Purchase price allocation to inventory	-	-	-	-	6.7	(2)
Restructuring	(0.6)	0.2	(0.4)	4.9	4.9
Impairment loss	3.3	-	3.3	-	-
Inventory (LCM) write down	-	2.3	2.3	-	-
Income taxes	(12.2)	(10.4)	(22.6)	(1.7)	(8.2)
Adjusted EBITDA	$(26.1)	$(23.4)	$(49.5)	$16.3	$24.4

Note 1:	Depreciation and amortization excludes the amortization of deferred financing charges which are included in interest expense.
Note 2:	Purchase price allocation to inventory is included in cost of sales in the consolidated financial statements.

NOTE ON ADJUSTED EBITDA RECONCILIATION: Adjusted EBITDA is a non-GAAP financial measure that the Company currently calculates according to the schedule above, using GAAP amounts from the consolidated financial statements. The Company believes that such non-GAAP financial measures are generally accepted as providing useful information regarding a company’s credit facilities and certain financial-based covenants and, accordingly, its ability to incur debt and maintain adequate liquidity. Such non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss), cash flows from continuing operations or other consolidated income or cash flow data prepared in accordance with GAAP. The Company’s method for calculating such non-GAAP financial measures may not be comparable to methods used by other companies and is not the same as the method for calculating EBITDA under its senior secured revolving credit facility or its senior secured notes.